Exhibit 8

[KRIEG DEVAULT LETTERHEAD]

June 13, 2006

Community Bank Shares of Indiana, Inc.
101 West Spring Street
New Albany, Indiana 47150

The Bancshares, Inc.
125 West McClain Ave.
Scottsburg, Indiana 46170

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special tax counsel to The Bancshares, Inc. (“Bancshares”), in connection with the preparation of a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2006, pre-effective amendment number 1 to the Form S-4 filed on May 12, 2006, and post-effective amendment number 1 to the Form S-4 filed on June 13, 2006 (collectively, the “Registration Statement”), with respect to the Agreement and Plan of Merger, effective as of February 15, 2006, as amended by Amendment No. 1 dated February 20, 2006 and Amendment No. 2 dated May 11, 2006, (as amended, the “Merger Agreement”), by and among Bancshares, CBIN Subsidiary, Inc. (“CBIN”) and Community Bank Shares of Indiana, Inc. ("Community"), and pursuant to which Bancshares will merge with and into CBIN (the “Merger”). All terms used herein, but not defined herein, shall have the meanings ascribed to them in the Merger Agreement.

In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) Registration Statement, and (iii) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We assume that the Merger will be consummated in accordance with the Merger Agreement, Registration Statement and such other documents, certificates and records and that the statements as to factual matters contained in the Registration Statement are true, correct and complete and will continue to be true, correct and complete through the Effective Time of the Merger.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. We have assumed the Merger Agreement and such other documents, certificates and records are duly authorized, valid and enforceable. We have also assumed that the Merger will qualify as a statutory merger under the laws of the State of Indiana.

Community Bank Shares of Indiana, Inc.
The Bancshares, Inc.

June 13, 2006

In rendering our opinion, we have relied upon statements and representations of officers and other representatives of Bancshares and Community, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief. In addition, our opinion is subject to the qualifications, conditions, and assumptions and the discussion set forth under the heading “Material Federal Income Tax Consequences of the Merger” in the Registration Statement.

In rendering our opinion, we have assumed that (i) the Merger will be consummated in accordance with the terms of the Merger Agreement and as described in the Registration Statement and that none of the terms and conditions contained therein have been or will be waived in any respect prior to the Effective Time, (ii) the Merger Agreement, the Registration Statement and such other documents and records as we have considered accurately reflect all the material facts relating to the Merger, (iii) the Registration Statement accurately describes the business operations and the anticipated future operations of Bancshares and Community, and (iv) we will be asked to redeliver this opinion prior to the Effective Time based on the facts, conditions and circumstances existing at that time. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of the facts, information, covenants, representations and warranties provided or made by Bancshares and Community. Any change or inaccuracy of such facts (including those events occurring after the Effective Time) could affect the conclusions stated herein.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court. Our opinion is further based upon the assumption that the “continuity of interest” requirement applicable to tax-free reorganizations under the Code will be satisfied such that the aggregate fair market value of the Community common stock delivered as consideration in the Merger is equal to or greater than 50% of the sum of (i) the aggregate fair market value of such Community common stock and (ii) the aggregate amount of cash that is considered to be merger consideration, including, without limitation, any pre-Merger cash distribution(s) to Bancshares shareholders to the extent considered as merger consideration and any cash that may be payable, directly or indirectly, to shareholders who perfect their appraisal rights.

Based solely on and subject to the foregoing, we are of the opinion that under current United States federal income tax law:

Community Bank Shares of Indiana, Inc.
The Bancshares, Inc.

June 13, 2006

(i)
The Merger will constitute and qualify as a “reorganization” for United States federal income tax purposes within the meaning of Section 368(a) of the Code and Bancshares and Community will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

(ii)
The exchange in the Merger of Bancshares common stock solely for Community common stock will not give rise to gain or loss to the shareholders of Bancshares with respect to such exchange (except to the extent of any cash received); and

(iii)
Although the discussion set forth in the Registration Statement under the heading “Material Federal Income Tax Consequences of the Merger” does not purport to summarize all possible United States federal income tax consequences applicable to the Merger, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences generally applicable to a shareholder of Bancshares common stock who participates in the Merger.

Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes relating to matters considered herein or of any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement. We also consent to the use of our name under the heading “Material Federal Income Tax Consequences of the Merger” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Krieg DeVault LLP

Krieg DeVault LLP

IRS Circular 230 Notice: Advice rendered in this communication, including attachments, on U.S. tax issues (i) is not intended or written to be used, and it cannot be used, for the purpose of avoiding penalties that may be imposed by the IRS on taxpayers, and (ii) may not be used or referred to in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement. This notice is intended to comply with Section 10.35 of IRS Circular 230, which is located at http://www.irs.gov/pub/irs-pdf/pcir230.pdf. For more information about this notice and IRS Circular 230 see http://www.kriegdevault.com/CM/Custom/TOCNewsletters.asp.